Exhibit 99.1
UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626
NEWS RELEASE
September 22, 2010
UIL Holdings Announces Exercise Of Over-Allotment Option
     (NYSE:UIL) UIL Holdings Corporation (UIL) announced today that the underwriters of its public offering of common stock exercised their over-allotment option to purchase an additional 2,655,000 common shares. The option was granted in connection with the company’s public offering of 17,700,000 common shares, which priced on September 16, 2010, at a public offering price of $25.75 per share. Total net proceeds of the offering, including the over-allotment option, were approximately $501.5 million, after expenses and underwriting discounts and commissions.
     Morgan Stanley & Co. Incorporated, J.P. Morgan Securities LLC and BofA Merrill Lynch acted as book-running managers of the offering. Copies of the prospectus and prospectus supplement relating to the shares of common stock offered in this offering may be obtained from the offices of (i) Morgan Stanley & Co. Incorporated at 180 Varick Street, Second Floor, New York, New York 10014, Attn: Prospectus Department, or by e-mail to prospectus@morganstanley.com, (ii) J.P. Morgan Securities LLC, via Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: (866) 803-9204, and (iii) BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attn: Prospectus Department, or by e-mail to dg.prospectus_requests@baml.com.
     A shelf registration statement relating to the securities in this offering has been filed with the Securities and Exchange Commission and has become effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectus.
     UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 324,000 customers in the Greater New Haven and Bridgeport areas.
Contact Information — UIL
Analysts:
Susan Allen, 203-499-2409 or Kevin Donnelly, 203-926-4784
Media:
Al Carbone, 203-499-2247

Safe Harbor Provision
Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, UIL’s expectations with respect to the benefits, costs and other anticipated financial impacts of the proposed gas company acquisition transaction; future financial and operating results of the company; the company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by governmental regulatory authorities; the availability of financing; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. Such forward-looking statements are based on UIL’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, changes in financial markets, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, timing, markets, products, services and prices of UIL’s subsidiaries. Examples of such risks and uncertainties specific to the transaction include, but are not limited to: the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions; the possibility that the expected benefits will not be realized, or will not be realized within the expected time period; and the ability to issue debt securities upon terms and conditions UIL believes are appropriate. The foregoing and other factors are discussed and should be reviewed in UIL’s most recent Annual Report on Form 10-K and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the UIL undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.